March 5, 2008

RAIT Financial Trust

c/o RAIT Partnership, L.P.

2929 Arch Street – 17th Floor

Philadelphia, PA 19104

Ladies and Gentlemen:

We have acted as counsel to RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), in connection with the sale pursuant to the Registration Statement on Form S-3, as amended (registration no. 333-149340) (the “Registration Statement”), of up to 10,000,000 Shares of Beneficial Interest, $.01 par value per share, of RAIT (the “Shares”) pursuant to RAIT’s Dividend Reinvestment and Stock Purchase Plan. You have requested our opinion regarding certain U.S. federal income tax matters.

RAIT conducts its operations through Taberna Realty Finance Trust, a Maryland real estate investment trust (“Taberna”), and RAIT Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), which collectively own substantially all of RAIT’s assets.

RAIT owns all of the common shares of beneficial interest and over 80% of the preferred shares of beneficial interest of Taberna. The sole general partner of the Operating Partnership is RAIT General, Inc. (the “General Partner”), and the sole limited partner of the Operating Partnership is RAIT Limited, Inc. (the “Limited Partner”). RAIT owns all of the stock of each of those corporations. As of December 31, 2007, Taberna and the Operating Partnership had interests in a portfolio of loans (the “Loans”) and in real properties (such interest in real properties being held in certain cases through direct ownership, and in other cases through an interest in the pass-through entities that own the properties) (the “Equity Interests”).

Taberna and the Operating Partnership control certain assets through ownership of partnership interests, membership interests and stock ownership as set forth on Schedule I hereto. All of the partnerships and limited liability companies on Schedule I are collectively referred to as the “Partnerships;” all of the corporations on Schedule I are collectively referred to as the “Corporations.”

RAIT Financial Trust

March 5, 2008

In connection with the opinions rendered below, we have examined the following:

1.	RAIT Amended and Restated Declaration of Trust, including Articles Supplementary (collectively, the “Declaration of Trust”), and bylaws (“Bylaws”), as amended through the date hereof;

2.	Taberna Declaration of Trust, including Articles Supplementary and Bylaws as amended through the date hereof;

3.	the organizational documents of each of the Partnerships and Corporations;

4.	documents evidencing the Loans;

5.	documents evidencing the Equity Interests;

6.	such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed generally that:

1.      Each of the documents referred to above has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

2.      During the taxable years ended December 31, 1998 through December 31, 2007 and subsequent taxable years, RAIT, Taberna, the Partnerships and the Corporations have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in certificates, dated the date hereof and executed by duly appointed officers of RAIT (the “RAIT Officer’s Certificate”) and Taberna (the “Taberna Officer’s Certificate,” and together with the RAIT Officer’s Certificate, the “Officers’ Certificates”), true for such years.

3.      Neither RAIT, Taberna, nor the Operating Partnership will make any amendments to their organizational documents after the date of this opinion that would affect RAIT or Taberna’s qualifications as real estate investment trusts (each a “REIT”) for any taxable year.

RAIT Financial Trust

March 5, 2008

4.      No action will be taken by RAIT, Taberna, the Partnerships or the Corporations after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied as to factual matters only upon the correctness of the representations contained in the Officers’ Certificates. Where such factual representations contained in the Officers’ Certificates involve the terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have explained such terms to RAIT’s, Taberna’s and the Operating Partnership’s representatives and are satisfied that such representatives understand the terms and are capable of making such factual representations.

Based solely on the documents and assumptions set forth above, the representations set forth in the Officers’ Certificates, and without further investigation, we are of the opinion that:

(a)	RAIT qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2007, and RAIT’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2008, and in the future;

(b)	Taberna qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2005 through December 31, 2007, and Taberna’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2008, and in the future;

(c)	the description of the law and the legal conclusions contained in exhibit 99.1 of the Registration Statement, captioned “Material U.S. Federal Income Tax Considerations,” are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Shares.

The opinion set forth above represents our conclusion based upon the documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations could affect the

RAIT Financial Trust

March 5, 2008

opinions referred to herein. We will not review on a continuing basis RAIT’s, Taberna’s nor the Operating Partnership’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificates. Accordingly, no assurance can be given that the actual results of RAIT’s, Taberna’s or Operating Partnership’s operations for its 2007 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of rendering this opinion, we have not undertaken an independent investigation of all of the facts referred to in this letter and the Officers’ Certificates.

The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent RAIT or Taberna from qualifying as a REIT.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Opinions.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ LEDGEWOOD

LEDGEWOOD,

a professional corporation

SCHEDULE I

Each entity listed below is either a partnership or disregarded entity for federal income tax purposes, except for entities designated as a qualified REIT subsidiary (QRS), taxable REIT subsidiary (TRS), real estate investment trust (REIT) or grantor trust.

175 Remsen PE Investors, LLC, a Delaware limited liability company

175 Remsen PE Investors II, LLC, a Delaware limited liability company

7500 Bellaire Mall LP, a Texas limited partnership

Aslan Centerpoint, LLC, a Kentucky limited liability company

Aslan Chalkville, LLC, a Kentucky limited liability company

Aslan Terrace, LLC, a Kentucky limited liability company

Bear Stearns ARM Trust 2005-7 – a Delaware statutory trust (QRS)

Bear Stearns ARM Trust 2005-9 – a Delaware statutory trust (QRS)

Citigroup Mortgage Loan Trust 2005-11 – a Delaware statutory trust (QRS)

CP/GP, Inc., a Pennsylvania corporation

CWABS Trust 2005 HYB9 – a Delaware statutory trust (QRS)

Merrill Lynch Mortgage Investors Trust, Series 2005-A9 – a Delaware statutory trust (QRS)

RAIT General, Inc., a Maryland corporation (QRS)

RAIT Limited, Inc., a Maryland corporation (QRS)

RAIT Partnership, L.P., a Delaware limited partnership

Taberna Realty Finance Trust, a Maryland real estate investment trust (REIT)

RAIT-401 Michigan, LLC, a Delaware limited liability company

RAIT 500 Michigan, LLC, a Delaware limited liability company

RAIT Aslan Centerpoint, LLC, a Delaware limited liability company

RAIT Aslan Chalkville, LLC, a Delaware limited liability company

RAIT Aslan Terrace, LLC, a Delaware limited liability company

RAIT Amarillo, LLC, a Delaware limited liability company

RAIT Asset Holdings, LLC, a Delaware limited liability company

RAIT Atria, LLC, a Delaware limited liability company

RAIT Braden Lakes, LLC, a Delaware limited liability company

RAIT Broadstone, Inc., a Delaware corporation (QRS)

RAIT Buckner, LLC, a Delaware limited liability company

RAIT Capital Corp., a Delaware corporation (QRS)

RAIT Cornerstone, LLC, a Delaware limited liability company

RAIT CRE CDO I, Ltd., a Cayman Island exempted company (QRS)

RAIT CRE Holdings, LLC, a Delaware limited liability company

RAIT Emerald Pointe, Inc., a Delaware corporation (QRS)

RAIT Firehouse, LLC, a Delaware limited liability company

RAIT-Hartford, L.L.C., a Delaware limited liability company

RAIT Lincoln Court, LLC, a Delaware limited liability company

RAIT McDowell, LLC, a Delaware limited liability company

RAIT-Neenah, L.L.C., a Delaware limited liability company

RAIT North Park, LLC, a Delaware limited liability company

RAIT Old Town Investor LLC, a Delaware limited liability company

RAIT Old Town, LLC, a Delaware limited liability company

RAIT Preferred Funding II, Ltd., a Cayman Islands exempted company (QRS)

RAIT Preferred Holdings I, LLC, a Delaware limited liability company

RAIT Promontory Point, LLC, a Delaware limited liability company

RAIT Quito-B, LLC, a Delaware limited liability company

RAIT Quito-C, LLC, a Delaware limited liability company

RAIT Reuss Federal Plaza, LLC, a Delaware limited liability company

RAIT Rogers Plaza, LLC, a Delaware limited liability company

RAIT Rohrerstown, L.P., a Pennsylvania limited partnership

RAIT SAAR Company, LLC, a Delaware limited liability company

RAIT Sharpstown, LLC, a Delaware limited liability company

RAIT Sharpstown GP, Inc., a Delaware corporation (QRS)

RAIT Towne Square, LLC, a Delaware limited liability company

RAIT-Two Rivers, L.L.C., a Delaware limited liability company

RAIT Urban Holdings, LLC, a Delaware limited liability company

RAIT Wauwatosa, LLC, a Delaware limited liability company

REM-Cherry Hill, LLC, a New Jersey limited liability company

REM-Willow Grove, L.P., a Pennsylvania limited partnership

REM-Willow Grove, Inc., a Pennsylvania corporation (QRS)

Taberna Capital Management, LLC – a Delaware limited liability company (TRS)

Taberna Capital (Bermuda) Ltd – a Bermuda limited company (TRS)

Taberna Equity Funding, Ltd – a Cayman Island exempted company (TRS)

Taberna Europe CDO I P.L.C., a corporation formed in Ireland (TRS)

Taberna Europe CDO II P.L.C., a corporation formed in Ireland (TRS)

Taberna Funding Capital Trust I – a Delaware statutory trust (grantor trust)

Taberna Funding Capital Trust II, a Delaware statutory trust (grantor trust)

Taberna Loan Holdings I, LLC – a Delaware limited liability company

Taberna Loan Holdings II, LLC – a Delaware limited liability company

Taberna Funding LLC – a Delaware limited liability company (TRS)

Taberna Preferred Funding II, Ltd – a Cayman Islands exempted company (TRS)

Taberna Preferred Funding III, Ltd – a Cayman Islands exempted company (TRS)

Taberna Preferred Funding IV, Ltd – a Cayman Islands exempted company (TRS)

Taberna Preferred Funding V, Ltd – a Cayman Islands exempted company (TRS)

Taberna Preferred Funding VI, Ltd – a Cayman Islands exempted company (TRS)

Taberna Preferred Funding VII, Ltd – a Cayman Islands exempted company (TRS)

Taberna Preferred Funding VIII, Ltd. – a Cayman Islands exempted company (TRS)

Taberna Preferred Funding IX, Ltd., a Cayman Islands exempted company (TRS)

Taberna Real Estate CDO I, Ltd. – a Cayman Island exempted company (QRS)

Taberna Realty Holdings Trust – Maryland business trust (QRS)

Taberna Securities, LLC – a Delaware limited liability company (TRS)

6006 Executive Boulevard, LLC, a Delaware limited liability company

OSEB GP, Inc., a Delaware corporation (QRS)

RAIT 175 Remsen, LLC, a Delaware limited liability company

RAIT Advisors, Inc., a Delaware corporation (TRS)

RAIT Carter Oak, LLC, a Delaware limited liability company

RAIT CRE CDO I, LLC, a Delaware limited liability company

RAIT-CVI IV, LLC, a Delaware limited liability company

RAIT Desert Star, LLC, a Delaware limited liability company

RAIT Eastfield, LLC, a Delaware limited liability company

RAIT Executive Boulevard, LLC, a Delaware limited liability company

RAIT Executive Mews Manager I, Inc., a Delaware corporation (QRS)

RAIT Executive Mews Manager II, Inc., a Delaware corporation (QRS)

RAIT Executive Mews Manager III, Inc., a Delaware corporation (QRS)

RAIT Finance I, LLC, a Delaware limited liability company

RAIT Highland Club, Inc., a Delaware corporation (QRS)

RAIT Highland Club, LLC, a Delaware limited liability company

RAIT Milwaukee, LLC, a Delaware limited liability company

RAIT Preferred Holdings II LLC, a Delaware limited liability company

RAIT Preferred Funding II, LLC, a Delaware limited liability company

RAIT Sabel Key Manager, Inc., a Delaware corporation (QRS)

St. Pete Beach Holdings, LLC, a Delaware limited liability company

Taberna Preferred Funding II, Inc., a Delaware corporation (TRS)

Taberna Preferred Funding III, Inc., a Delaware corporation (TRS)

Taberna Preferred Funding IV, Inc., a Delaware corporation (TRS)

Taberna Preferred Funding V, Inc., a Delaware corporation (TRS)

Taberna Preferred Funding VI, Inc., a Delaware corporation (TRS)

Taberna Preferred Funding VII, Inc., a Delaware corporation (TRS)

Taberna Preferred Funding VIII, Inc., a Delaware corporation (TRS)

Taberna Preferred Funding IX, Inc., a Delaware corporation (QRS)

Taberna Securities (UK), Ltd – UK limited company (TRS)

Westminster Chase Holdings, LLC, a Georgia limited liability company